Exhibit 10.7

ASSIGNMENT

WHEREAS, I, JOHN J. DUPONT, a citizen of the United States, residing at Lawrenceville, Georgia, am the inventor of an invention in AUTOMATIC FLAT RATE SETTING SYSTEM FOR FREIGHT FEEDER AIRCRAFT AND METHOD OF SETTING OF ENGINE FLAT RATE for which I have executed an application for Letters Patent of the United States on May, 24, 2000; and

WHEREAS, UTILICRAFT AEROSPACE INDUSTRIES, INC., a Nevada corporation (“Utilicraft”), is desirous of obtaining the entire right, title and interest in, to and under the said invention and the said application;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in fulfillment of my pre-existing obligation of assignment contained in and subject to the revocation provisions of my employment agreement with Utilicraft, dated December 10, 2004. (the “Employment Agreement”), I, the said John J. Dupont have sold, assigned, transferred and set over, and by these presents do hereby sell, assign, transfer and set over, subject to the right of revocation as set forth in the Employment Agreement, unto the said Utilicraft, its successors, legal representatives and assignees, the entire right, title and interest in, to and under the said invention, and the said application and all divisions, renewals and continuations thereof, and all Letters Patent of the United States which may be granted thereon and all reissues and extensions thereof, and all applications for Letters Patent which may hereafter be filed for said invention in any country or countries foreign to the United States, and all Letters patent which may be granted for said invention in any county or countries foreign to the United States and all extensions, renewals and releases thereof and all rights of priority in any such country or countries based upon the filing of said application for Letters Patent of the United States which are created by any law, treaty or international convention; and I hereby authorize and request the Commissioner of Patents of the United States, and any Official of any country or countries foreign to the United States, whose duty it is to issue patents on applications as aforesaid, to issue all Letters Patent for said invention to the said Utilicraft, its successors, legal representatives and assigns, in accordance with the terms of this instrument.

AND I HEREBY covenant that I have full right to convey the entire interest herein assigned, and that I have not executed, and will not execute, any agreement in conflict herewith.

AND I HEREBY further covenant and agree that I will communicate to said Utilicraft, its successors, legal representatives and assigns, any facts known to me respecting said invention, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and generally do everything possible to aid the said Utilicraft, its successors, legal representatives and assigns, to obtain and enforce proper patent protection for said invention in all countries.

IN TESTIMONY WHEREOF,  I hereunto set my hand and seal this 10th day of December, 2004.

/s/ John J. Dupont
John J. Dupont

State of Georgia	§
§
County of Gwinnett	§

I, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that the above signed personally appeared before me in said jurisdiction, personally known to be the individual described in, and who executed the foregoing instrument and acknowledge that he executed the same of his own free will and for the purposes therein set forth.

Subscribed and sworn to before me on this 10th day of
December, 2004

/s/ [ILLEGIBLE]
Notary Public

My Commission Expires:	2/15/2008

[Notarial Seal]